Exhibit 10.7

CALIFORNIA INDEPENDENT BANCORP

EMPLOYEE STOCK OWNERSHIP PLAN

(Amendment and Restatement)

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II TOP HEAVY AND ADMINISTRATION

2.1	Top Heavy Plan Requirements

2.2	Determination of Top Heavy Status

2.3	Powers and Responsibilities of the Employer

2.4	Designation of Administrative Authority

2.5	Allocation and Delegation of Responsibilities

2.6	Powers and Duties of the Administrator

2.7	Records and Reports

2.8	Appointment of Advisers

2.9	Information From Employer

2.10	Payment of Expenses

2.11	Majority Actions

2.12	Claims Procedures

2.13	Claims Review Procedure

ARTICLE III ELIGIBILITY

3.1	Conditions of Eligibility

3.2	Effective Date of Participation

3.3	Determination of Eligibility

3.4	Termination of Eligibility

3.5	Omission of Eligible Employee

i

3.6	Inclusion of Ineligible Employee

3.7	Election Not to Participate

ARTICLE IV CONTRIBUTION AND ALLOCATION

4.1	Formula for Determining Employer’s Contribution

4.2	Time of Payment of Employer Contribution

4.3	Allocation of Contribution, Forfeitures and Earnings

4.4	Maximum Annual Additions

4.5	Diversification

ARTICLE V FUNDING AND INVESTMENT POLICY

5.1	Investment Policy

5.2	Application of Cash

5.3	Transaction Involving Company Stock

5.4	Loans to the Trust

ARTICLE VI VALUATIONS

6.1	Valuation of the Trust Fund

6.2	Method of Valuation

ARTICLE VII DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1	Determination of Benefits Upon Retirement

7.2	Determination of Benefits Upon Death

7.3	Disability Retirement Benefits

7.4	Determination of Benefits Upon Termination

7.5	Distribution of Benefits

7.6	How Plan Benefit Will be Distributed

7.7	Distribution for Minor Beneficiary

7.8	Location of Participant or Beneficiary Unknown

7.9	Right of First Refusals

7.10	Stock Certificates Legend

7.11	Nonterminable Protections and Rights

7.12	Qualified Domestic Relations Order Distributions

7.13	Put Option

ARTICLE VIII TRUSTEE

8.1	Basic Responsibilities of the Trustee

8.2	Investment Powers and Duties of the Trustee

8.3	Other Powers of the Trustee

8.4	Voting Company Stock

8.5	Duties of the Trustee Regarding Payments

8.6	Trustee’s Compensation and Expenses and Taxes

8.7	Annual Report of the Trustee

8.8	Audit

8.9	Resignations, Removal and Succession of Trustee

8.10	Transfer of Interest

8.11	Direct Rollover

ARTICLE IX AMENDMENT, TERMINATION AND MERGERS

9.1	Amendment

9.2	Termination

9.3	Merger or Consolidation

ARTICLE X MISCELLANEOUS

10.1	Participants’ Rights

10.2	Alienation

10.3	Construction for Plan

10.4	Gender and Number

10.5	Legal Action

10.6	Prohibition Against Diversion of Funds

10.7	Bonding

10.8	Receipt and Release for Payments

10.9	Action by the Employer

10.10	Named Fiduciaries and Allocation of Responsibility

10.11	Headings

10.12	Approval by Internal Revenue Service

10.13	Uniformity

10.14	Securities and Exchange Commission Approval

CALIFORNIA INDEPENDENT BANCORP

EMPLOYEE STOCK OWNERSHIP PLAN

(Amendment and Restatement)

THIS AGREEMENT, hereby made and entered into this ___________________day of ________________________, 2001 between California Independent Bancorp (herein referred to as the “Employer”) and Theresa Cole, Cindy Seidel, and Robert Epley (hereinafter referred to as the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Employer heretofore established an Employee Stock Ownership Plan and Trust effective January 1, 1989 (hereinafter called the “Effective Date”), known as Feather River State Bank Employee Stock Ownership Plan (hereinafter referred to as the “Plan”) in recognition for the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the P1an affecting the Trustee are amended; and

WHEREAS, contributions to the Plan will be made by the Employer and such contributions made to the trust will be invested primarily in the capital stock of the Employer;

NOW, THEREFORE, effective January 1, 2001, except as otherwise provided, the Employer and the Trustee in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amend the Plan in its entirety and restate the Plan to provide as follows:

ARTICLE I

DEFINITIONS

1.1  “Act” means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.2  “Administrator” means the person or entity designated by the Employer pursuant to Section 2.4 to administer the Plan on behalf of the Employer.

1.3  “Affiliated Employer” means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant” to Regulations under Code Section 414(o).

1.4  “Aggregate Account” means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, subject to the provisions of Section 2.2.

1.5  “Anniversary Date” means December 31st .

1.6  “Beneficiary” means the person to whom the share of a deceased Participant’s total account is payable, subject to the restrictions of Sections 7.2 and 7.5.

1.7  “Code” means the Internal Revenue Code of 1986, as amended or replaced from time to time.

1.8  “Company Stock” means common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations) which is readily tradeable on an established securities market. If there is no common stock which meets the foregoing requirement, the term “Company Stock” means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or of any other such corporation) preferred having the greatest voting power, and (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights.  Noncallable preferred stock shall be deemed to be “Company Stock” if such stock is convertible at any time into stock which constitutes “Company Stock” hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by, the Trust) is reasonable. For purposes of the preceding sentence, pursuant to Regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

1.9  “Company Stock Account” means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund

1.10  “Compensation”, effective January 1, 1998, with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer or any Affiliated Employer (in the course of the Employer’s trade or business) for a Plan Year for which the Employer or any Affiliated Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401 (a) that limit the remuneration included in wages based on the nature of location of the employment or the services, performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

For purposes of this Section, the determination of Compensation shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f), 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

For a Participant’s initial year of participation, Compensation shall be recognized for the entire Plan year.

Compensation in excess of $160,000 shall be disregarded. Such amount shall be adjusted at the same time and in such manner as permitted under Code Section 401(a)(17). For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

1.11  “Early Retirement Date” means any Anniversary Date (prior to the Normal Retirement date) coinciding with or following the date on which a Participant or Former Participant attains age 55 and has completed at least 7 Years of Service with the Employer (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at his Early Retirement Age.

A Former Participant who terminates employment after satisfying the service requirement for early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits under this Plan.

1.12  “Eligible Employee” means any Employee.

Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

1.13  “Employee” means any person who is employed by the Employer or Affiliated Employer, but excludes any person who is an independent contractor. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated work force.

1.14  “Employer” means California Independent Bancorp and any successor which shall maintain this Plan, any predecessor which has maintained this Plan, and each Affiliated Employer which has been designated by California Independent Bancorp as an Employer under the Plan and which has adopted the Plan for the benefit of its Employees. The Employer is a corporation with principal offices in the State of California.

1.15  “Employer Contributions” means contributions made to the Plan for a Plan Year by the Employer pursuant to section 4.1 below.

1.16  “ESOP” means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and regulation 54.4975-11.

1.17  “Exempt Loan” means a loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations,

Section 54.4975-7(b) of the Treasury Regulations and Section 5.4 hereof.

1.18  “Family Member” means, with respect to an affected Participant, such Participant’s spouse and such Participant’s lineal descendants and ascendants and their spouses, all as described in Code Section 414(q)(6)(B).

1.19  “Fiduciary” means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

1.20  “Fiscal Year” means the Employer’s accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

1.21  “Forfeiture” means that portion of a Participant’s Account that is not Vested, and occurs on the earlier of:

(a)  the distribution of the entire Vested portion of a Terminated Participant’s Account, or

(b)  the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.

Furthermore, for purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit is zero, such Terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his termination of employment. Restoration of such amounts shall occur pursuant to Section 7.4(g)(2). In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

1.22  “Former Participant” means a person who has been a Participant, but who has ceased to be a Participant for any reason.

1.23  “415 Compensation”, effective January 1, 1998, with respect to any Participant means such Participant’s wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 and specifically includes any elective deferral as defined in Code section 402(g)(3) and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code section 125, 132(f)(4) or 457. “415 Compensation” must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

If, in connection with the adoption of this amendment and restatement, the definition of “415 Compensation” has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, “415 Compensation” means compensation determined pursuant to the Plan then in effect.

1.24  “414(s) Compensation”, effective January 1, 1998, with respect to any Participant means such Participant’s “415 Compensation” paid during a Plan Year. The amount of “414(s) Compensation” with respect to any Participant shall include “414(s) Compensation” for the entire twelve (12) month period ending on the last day of such Plan Year.

For purposes of this Section, the determination of “414(s) Compensation” shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f), 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

The annual Compensation of each Employee taken into account under the Plan shall not exceed $160,000 adjusted by the Commissioner for increase in the cost of living in accordance with Code Section 401(a)(17)(B). The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

If, in connection with the adoption of this amendment and restatement, the definition of “414(s) Compensation” has been modified, then, for Plan Years prior to the plan Year which includes the adoption date of this amendment and restatement, “414(s) Compensation” means compensation determined pursuant to the Plan then in effect.

1.25  “Highly Compensated Employee” means effective January 1, 1997, an Employee who performs Service during a determination year and who is described in one or more of the following groups:

(1)  An Employee who is a 5% owner during either the current or preceding Plan year, or

(2)  An Employee who earned in excess of $80,000 (as such may be adjusted by the IRS for future cost of living) during the preceding Plan Year.

1.26  “Highly Compensated Former Employee” means a former Employee who had a separation year prior to the “determination year” and was a Highly Compensated Employee in the year of separation from service or in any “determination year” after attaining age 55. For purposes of this Section, “determination year,” “415 Compensation” and “five percent owner” shall be determined in accordance with Section 1.31. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a “Highly Compensated Former Employee” shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

1.27  “Highly Compensated Participant” means any Highly Compensated Employee who is eligible to participate in the Plan.

1.28  “Hour of Service” means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty, or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under (1) or (2), as the case may be and under (3).

Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes for this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

An Hour of Service must be counted for the purposes of determining a Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). In addition, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor Regulations 2530.200(b) and (c) are incorporated herein by reference .

1.29  “Investment Manager” means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

1.30  “Key Employee” means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the “Determination Date” or any of the preceding four (4) Plan Years, has been included in one of the following categories:

(a)  an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual “415 Compensation” greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

(b)  One of the ten employees having annual “415 Compensation” from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

(c)  a “five percent owner” of the Employer. “Five percent owner” means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

(d)  a “one percent owner” of the Employer having an annual “415 Compensation” from the Employer of more than $150,000. “One percent owner”

means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has “415 Compensation” of more than $150,000, “415 Compensation” from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

For purposes of this Section, effective January 1, 1998, the determination of “415 Compensation” shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 132(f), 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

1.31  “Late Retirement Date” means the Anniversary Date coinciding with or next following a Participant’s actual Retirement Date after having reached his Normal Retirement Date.

1.32  “Leased Employee” means, effective January 1, 1997, any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization, which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient:

(a)  if such employee is covered by a money purchase pension plan providing:

(1)     a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code  Section 415(c)(3), but including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) are treated as Employer contributions;

(2)     immediate participation;

(3)     full and immediate vesting; and

(b)  if Leased Employees do not constitute more than 20% of the recipient’s non-highly compensated work force.

1.33  “Limitation Year’’ means the Plan Year.

1.34  “Net Profit” means with respect to any Fiscal Year the Employer’s net income or profit for such Fiscal Year determined upon the basis of the Employer’s books of account in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or for contributions made by the Employer to this Plan.

1.35  “Non-Highly Compensated Participant” means any Participant who is not a Highly Compensated Employee.

1.36  “Non-Key Employee” means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

1.37  “Normal Retirement Age” means the Participant’s 65th birthday. A Participant shall become fully vested in his Participant’s Account upon attaining his Normal Retirement Age.

1.38  “Normal Retirement Date” means the Anniversary Date coinciding with or next following the Participant’s Normal Retirement Age.

1.39  “1-Year Break In Service” means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for “authorized leaves of absence” and “maternity and paternity leaves of absence.” “Years of Service and I-Year Breaks in Service shall be measured on the same computation period.

“Authorized leave of absence” means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

A “maternity, or paternity leave of absence” means an absence from work for any period by reason of the Employee’s pregnancy, birth of the Employee’s child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a “maternity or paternity leave of absence” shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a “maternity or paternity leave of absence” shall not exceed 501.

1.40  “Other Investments Account” means the account of a Participant which is credited with his share of the net gain (or loss) of the Plan, Forfeitures and Employer contributions in other than Company Stock and which is debited with payments made to pay for Company Stock.

1.41  “Participant” means any Eligible Employee who participates in the Plan as provided in Sections 3.2 and 3.3, and has not for any reason become ineligible to participate further in the Plan.

1.42  “Plan” means this instrument, including all amendments thereto.

1.43  “Plan Year” means the Plan’s accounting year of 12 months commencing on January 1st of each year and ending the following December 31st.

1.44  “Regulation” means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time .

1.45  “Retired Participant” means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

1.46  “Retirement Date” means the date as of which a Participant retires whether such retirement occurs on a Participant’s Normal Retirement Date, Early or Late Retirement Date (see Section 7.1).

1.47  “Super Top Heavy Plan” means a plan described in Section 2.2(b).

1.48  “Terminated Participant” means a person who has been a Participant, but whose employment has been terminated other than by death or retirement.

1.49  “Top Heavy Plan” means a plan described in Section 2.2 (a).

1.50  “Top Heavy Plan Year” means a Plan Year during which the Plan is a Top Heavy Plan.

1.51  “Top Paid Group” means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of “415 Compensation” (determined for this purpose in accordance with Section 1.31) received from the Employer during such year. All affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 86l(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

(a)  Employees with less than six (6) months of service;

(b)  Employees who normally work less than 17 ½ hours per week;

(c)  Employees who normally work less than six (6) months during a year; and

(d)  Employees who have not yet attained age 21.

In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

1.52  “Trustee” means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

1.53  “Trust Fund” means the assets of the Plan and Trust as the same shall exist from time to time.

1.54  “Unallocated Company Stock Suspense Account” means an account containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been released from such account and allocated to the Participants’ Company Stock Accounts.

1.55  “Vested” means the nonforfeitable portion of any account maintained on behalf of a Participant.

1.56  “Year of Service” means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service. An Employee who is credited with the required Hours of Service in both the initial computation period (or the computation period beginning after a 1-Year Break in Service) and the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service, shall be credited with two (2) Years of Service for purposes of eligibility to participate.

For vesting purposes, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan.

For all other purposes, the computation period shall be the Plan Year.

Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

Years of Service with any affiliated Employer shall be recognized.

ARTICLE II

TOP HEAVY AND ADMINISTRATION

2.1                                 Top Heavy Plan Requirements

                   For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.4 of the Plan.

2.2                                 Determination of Top Heavy Status

(a)  This Plan shall be a Top Heavy Plan for any Plan year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

If any Participant is a Non-Key Employee for any Plan year, but such Participant was a Key Employee for any prior Plan Year, such Participant’s Present Value of Accrued benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group).  In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

(b)  This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

(c)  Aggregate Account:  A Participant’s Aggregate Account as of the Determination Date is the sum of:

(1)     his Participant’s Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date.

(2)     an adjustment for any contributions due as of the Determination Date.  Such adjustment shall be the amount of any contributions actually made after the valuation date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

(3)     any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years.  However, in the case of distributions made after the valuation date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant’s Aggregate Account balance as of the valuation date.  Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be included in an Aggregation Group, will be counted.  Further, distributions from the Plan of a Participant’s account balance because of death shall be treated as a distribution for the purposes of this paragraph.

(4)     with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section.  If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant’s Aggregate Account balance.

(5)     with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section.  If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant’s Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

(6)     For the purposes of determining whether two employers are to be treated as the same employer in (4) and (5) above, all employers aggregated under Code Section 414(b), (c), (m) and (o) are treated as the same employer.

(d)  “Aggregation Group” means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

(1)     Required Aggregation Group:  In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated.  Such group shall be known as a Required Aggregation Group.

In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group.  No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

(2)     Permissive Aggregation Group:  The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410.  Such group shall be known as a Permissive Aggregation Group.

In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

(3)     Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

(4)     An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years endings on the Determination Date.

(e)  “Determination Date” means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

(f)   Present Value of Accrued Benefit:  In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C).  The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

(g)  “Top Heavy Group” means an Aggregation Group in which, as of the determination Date, the sum of:

(1)     the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

(2)     the Aggregate Accounts of Key Employees under all defined contribution plans included in the group, exceeds sixty percent (60%) of a similar sum determined from all Participants.

2.3                                 Powers and Responsibilities of the Employer

(a)  The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

(b)  The Employer shall establish a “funding policy and method,” i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so.  The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy.  The communication of such a “funding policy and method” shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds.  Such “funding policy and method” shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

(c)  The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder.  This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

(d)  The Employer will furnish Plan Fiduciaries and Participants with notices and information statements when voting rights must be exercised pursuant to Section 8.5.

2.4                                 Designation of Administrative Authority

                   The Employer shall appoint one or more Administrators.  Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator.  Any person so appointed shall signify his acceptance by filing written acceptance with the Employer.  An Administrator may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified.

                   The Employer, upon the resignation or removal of an Administrator, shall promptly designate in writing a successor to this position.  If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

2.5                                 Allocation and Delegation of Responsibilities

                   If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator.  In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator.  The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.6                                 Powers and Duties of the Administrator

                   The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan.  The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan.  Any such determination by the Administrator shall be conclusive and binding upon all persons.  The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto.  The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

                   The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

(a)  the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b)  to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

(c)  to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

(d)  to maintain all necessary records for the administration of the Plan;

(e)  to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

(f)   to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

(g)  to compute and certify to the Employer and to the Trustee from time-to-time the sums of money necessary or desirable to be contributed to the Plan;

(h)  to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

(i)   to establish and communicate to participants a procedure and method to insure that each Participant will vote Company Stock allocated to such Participant’s Company Stock Account pursuant to Section 8.5;

(j)   to assist any Participant regarding his rights, benefits, or elections available under the Plan.

2.7                                 Records and Reports

                   The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.8                                 Appointment of Advisors

                   The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisors, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration or this Plan.

2.9                                 Information From Employer

                   To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Services, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee’s duties under the Plan.  The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.10                           Payment of Expenses

                   All expenses of administration may be paid out of the Trust Fund unless paid by the Employer.  Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan.  Until paid, the expenses shall constitute a liability of the Trust Fund.

2.11                           Majority Actions

                   Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.5, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.12                           Claims Procedure

                   Claims for benefits under the Plan may be filed in writing with the Administrator.  Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed.  In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided.  In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedure.

2.13                           Claims Review Procedure

                   Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.12 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing.  Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.12.  The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim.  At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance.  Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings.  In such event, a complete written transcript of the proceedings shall be borne by the party causing the court reporter to attend the hearing.  A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period).  Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

ARTICLE III

ELIGIBILITY

3.1                                 Conditions of Eligibility

                   Any Eligible Employee who has completed ninety (90) days of Service and has attained age 21 shall be eligible to participate hereunder as of the date he has satisfied such requirements.  An Eligible Employee will be deemed to have completed ninety (90) days of Service if he is in the employ of the Employer at any time ninety (90) days after his employment commencement date.  Notwithstanding the foregoing, any Employee who was a Participant in the Plan on the last day of the Plan Year prior to the general effective date of this amendment and restatement shall continue to participate in the Plan without interruption.

3.2                                 Effective Date of Participation

                   An Eligible Employee shall become a participant effective as of the first day of January, April, July or October coinciding with or next following the date such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a 1-Year Break in Service has not occurred).

3.3                                 Determination of Eligibility

                   The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer.  Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act.  Such determination shall be subject to review per Section 2.13.

3.4                                 Termination of Eligibility

(a)  In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant’s Account shall be forfeited or distributed pursuant to the terms of the Plan.  Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

(b)  In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a 1-Year Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees.  If such Participant incurs a 1-Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

3.5                                 Omission of Eligible Employee

                   If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted.  Such contribution shall be made regardless of whether or not it is applicable provisions of the Code.

3.6                                 Inclusion of Ineligible Employee

                   If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution.  In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

3.7                                 Election Not to Participate

                   An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan.  The election not to participate must be communicated to the Employer, in writing, at least thirty (30) days before the beginning of a Plan Year.

ARTICLE IV

CONTRIBUTION AND ALLOCATION

4.1                                 Formula for Determining Employer’s Contributions

                   For each Plan year, the Employer shall contribute to the Plan:

(a)  A discretionary amount out of its current or accumulated Net Profit, which amount shall be deemed an Employer Contribution.

(b)  Notwithstanding the foregoing, however, the Employer’s Contributions for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404.  All contributions by the Employer shall be made in cash, Company Stock or in such property as is acceptable to the Trustee.

(c)  Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall make a contribution even if it exceeds current accumulated Net Profit or the amount which is deductible under Code Section 404.

4.2                                 Time of Payment of Employer Contribution

                   Employer contributions will be paid in cash, Company Stock or other property as the Employer may from time to time determine.  Company Stock and other property will be valued at their then fair market value.  The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year, within the time prescribed by law, including extensions of time, for the filing of the Employer’s federal income tax return for the Fiscal Year.

4.3                                 Allocation of Contribution, Forfeitures and Earnings

(a)  The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such participant as set forth herein.

(b)  The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer’s Contributions for each Plan Year.  Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

(1)     With respect to the Employer Contribution made pursuant to Section 4.1(a), to each Participant’s Account in the same proportion that each such Participant’s Compensation for the year bears to the total Compensation of all Participants for such year.

                   Only Participants who have completed a Year of Service during the Plan Year shall be eligible to share in the Employer Contribution for the Plan Year.

(c)  The Company Stock Account of each Participant shall be credited as of each Anniversary Date with Forfeitures of Company Stock and his Allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer.  Stock dividends on Company Stock held in his Company Stock Account shall be credited to his Company Stock Account when paid.  Cash dividends on Company Stock held in his Company Stock Account shall, in the sole discretion of the Administrator, either be credited to his Other Investments Account when paid or be used to repay an Exempt Loan; provided, however, that when cash dividends are used to repay an Exempt Loan, Company Stock shall be released from the Unallocated Company Stock Suspense Account and allocated to the Participant’s Company Stock Account pursuant to Section 4.3(f) and, provided further, that Company Stock allocated to the Participant’s Company Stock Account shall have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant’s Other Investments Account for the year.

Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall only be allocated to each Participant’s Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in Section 4.3(f) herein.  Company Stock acquired with the proceeds of an Exempt Loan shall be an asset of the Trust Fund and maintained in the Unallocated Company Stock Suspense Account.

(d)  As of each Anniversary Date or other valuation date, before the current valuation period allocation of Employer contributions and after allocation of Forfeitures, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts (other than each Participant’s Company Stock Account) bear to the total of all Participant’s and Former Participant’s nonsegregated accounts (other than Participant’s Company Stock Accounts) as of such date.

Earnings or losses do not include the interest paid under any installment contract for the purchase of Company Stock by the Trust Fund or on any loan used by the Trust Fund to purchase Company Stock, nor does it include income received by the Trust Fund with respect to Company Stock acquired with the proceeds of an Exempt Loan; all income received by the Trust Fund from Company Stock acquired with the proceeds of an Exempt Loan may, at the discretion of the Administrator, be used to repay such loan.

Participants’ transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above.  Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

(e)  Participants’ accounts shall be debited for any insurance or annuity premiums paid, if any, and credited with any dividends received on insurance contracts.

(f)   All Company Stock acquired by the Plan with the proceeds on an Exempt Loan must be added to and maintained in the Unallocated Company Stock Suspense Account.  Such Company Stock shall be released and withdrawn from that account as if all Company Stock in that account were encumbered.  For each

Plan Year during the duration of the loan, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator for which is the amount of principal and interest paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years.  As of each Anniversary Date, the Plan must consistently allocate to each Participant’s Account, in the same manner as Employer Contributions pursuant to Section 4.1(a) are allocated, non-monetary units (shares and fractional shares of Company Stock) representing each Participant’s interest in Company Stock withdrawn from the Unallocated Company Stock Suspense Account.  However, Company Stock released from the Unallocated Company Stock Suspense Account with cash dividends pursuant to Section 4.3(c) shall be allocated to each Participant’s Company Stock Account in the same proportion that each such Participant’s number of shares of Company Stock sharing in such cash dividends bears to the total number of shares of all Participants’ Company Stock sharing in such cash dividends.  Income earned with respect to Company Stock in the Unallocated Company Stock Suspense Account shall be used, at the discretion of the Administrator, to repay the Exempt Loan used to purchase such Company Stock.  Company Stock released from the Unallocated Company Stock Suspense Account with such income, and any income which is not so used, shall be allocated as of each Anniversary Date or other valuation date in the same proportion that each Participant’s and Former Participant’s nonsegregated accounts after the allocation of any earnings of losses pursuant to Section 4.4(d) bear to the total of all Participants’ and Former Participants’ nonsegregated accounts after the allocation of any earnings or losses pursuant to Section 4.3(d).

(g)  As of each Anniversary Date any amounts which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 7.4(g)(2).  The remaining Forfeitures, if any shall be allocated to Participants’ Accounts and used to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur in the following manner:

(1)     Forfeitures attributable to Employer Contributions made pursuant to Section 4.1(a) shall be added to the Employer Contribution for the Plan Year in which such Forfeitures occur and allocated among the Participants’ Accounts in the same manner as the Employer Contributions.

Provided, however, that in the event the allocation of Forfeitures provided herein shall cause the “annual addition” (as defined in Section 4.9) to any Participant’s Account to exceed the amount allowable by the Code, the excess shall be reallocated in accordance with Section 4.10.

(h)  For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions and Forfeitures as provided above, shall receive the minimum allocation provided for in Section 4.3(j) if eligible pursuant to the provisions of Section 4.3(l).

(i)   Participants who are not actively employed on the last day of the Plan Year due to Retirement (Early, Normal or Late) or death shall share in the allocation of contributions and Forfeitures for that Plan Year only if otherwise eligible in accordance with this Section.

(j)   Minimum Allocations Required for Top Heavy Plan Years: Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer’s Contributions and Forfeitures allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee’s “415 Compensation” (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group).  However, if (1) the sum of the Employer’s Contributions and Forfeitures allocated to the Participant’s combined Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee’s “415 Compensation” and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer’s Contributions and Forfeitures allocated to the Participant’s Combined Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant’s Account of any Key Employee.

However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 providing such benefits included with this Plan in a Required Aggregation Group.

(k)  For purposes of the minimum allocations set forth above, the percentage allocated to the Participant’s Account of any Key Employee shall be equal to the ratio of the sum of the Employer’s Contributions and Forfeitures allocated on behalf of such Key Employee divided by the “Compensation” for such Key Employee.

(l)   For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant’s Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have failed to complete a Year of Service.

(m) For the purposes of this Section, “Compensation” shall be limited to $170,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B).  The cost of living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year.  If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

(n)  If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

(1)     one account for nonforfeitable benefits attributable to pre-break service; and

(2)     one account representing his status in the Plan attributable to post-break service.

(o)  Notwithstanding anything to the contrary, for any Plan Year, if this is a Plan that would otherwise fail to meet the requirements of Code Sections 410(b)(1) or 410(b)(2)(A)(i) and the Regulations thereunder because Employer Contributions would not be allocated to a sufficient number or percentage of Participants for that Plan Year, then the following rules shall apply:

(1)     The group of Participants eligible to share in the Employer’s Contribution and Forfeitures for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above.  The specific Participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

(2)     If after application of paragraph (1) above, the applicable test is still not satisfied, then the group of Participants eligible to share in the Employer Contribution and Forfeitures for the Plan Year shall be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test.  The specific Participants who shall become eligible to share shall be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

(3)     Nothing in this Section shall permit the reduction of a Participant’s accrued benefit.  Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements.  In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code Section 404.  Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

(4)     Notwithstanding the foregoing, for any Top Heavy Plan Year, if the Plan would fail to satisfy Code Section 410(b) if the coverage tests were applied by treating those Participants whose only allocation would otherwise be provided under the top heavy formula as if they were not currently benefiting under the Plan, then, for purposes of this Section 4.3(p), such Participants shall be treated as not benefiting and shall therefore be eligible to be included in the expanded class of Participants who will share in the allocation provided under the Plan’s non top heavy formula.

4.4                                 Maximum Annual Additions

(a)  Effective January 1, 1995, in no event may a Participant’s annual additions to all defined contribution plans maintained by the Employer and allocated to a Participant’s Accounts in a given Limitation Year exceed the lesser of:

(i)      Twenty-five percent (25%) of his Compensation; or

(ii)     $30,000 (as adjusted for cost of living increases pursuant to Sections 415(c)(1), 415(d)(1) and 415(d)(3) of the Code).

(b)  For purposes of the foregoing limitations, annual additions include:

(i)      Employer Contributions,

(ii)     Employee Contributions, if any not including roll-over amounts as defined in Section 402(c) of the Code,

(iii)    Forfeitures, and

(iv)    Amounts allocated to individual medical accounts as defined in Section 415(1)(2) of the Code and accounts of key employees to provide post retirement medical benefits as defined in Section 418A(d)(1) of the Code, except as such amounts may have already been treated as annual additions under another provision of this sub-section.

(c)  Pursuant to Code Section 415(c)(6), provided that no more than 1/3 of the Contribution for a given Plan Year is allocated to the Accounts of Highly Compensated Employees, the “annual addition” for such Limitation Year will include neither Contributions applied by the Trustee to service interest on an ESOP Loan nor Forfeitures of Financed Shares.

(d)  For purposes of determining “annual additions” Forfeitures of Company Stock shall be valued as of the Anniversary Date for which the allocation is being made.

(e)  For purposes of this Section, effective January 1, 1998, compensation shall mean a Participant’s earned income, wages, salaries, and fees for professional services, and other amounts received for personal service actually rendered in the course of employment with the employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on a basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, any salary reduction elected pursuant to any employee benefit plan as defined fin Section 401(k) of the Code, any cafeteria plan as described in Section 125 of the Code, or any deferred compensation plan as defined in Section 457 of the Code), and excluding the following:

(i)      Employer contributions to a plan of deferred compensation, other than as included above, which are not included in the Employee’s gross income for the taxable year in which contributed or any distributions from a plan of deferred compensation;

(ii)     Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(iii)    Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(iv)    Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (Whether or not the amounts are actually excludible from the gross income of the Employee.

(f)   If the limitation would be exceeded as to any Participant for any Plan Year, the allocation to his Accounts for Limitation Year will be reduced to an amount which would limit the total “annual additions” to the maximum permitted.

(g)  Any amount by which Employer Contributions for a Participant must be reduced under (i)(6) above will be reallocated to the Accounts of the remaining Participants (under subsections(d) and (e) of this Section 6) to the extent possible without exceeding the limitation with respect to any other Participant.

(h)  The limits described in this Section shall apply to all qualified contribution plans sponsored by the Employer in aggregate.  To the extent these limits would be exceeded in aggregate, adjustments shall be made to other defined contribution plans before being made to this Plan.

(j)   Any Forfeitures which cannot be allocated to any Participant’s Accounts by reason of this limitation will be credited to a Forfeiture Suspense Account and treated (for allocation purposes) as Forfeitures and allocated first for the succeeding Plan Year (or Years, if necessary) until exhausted, provided that any such Forfeiture Suspense Account will not share in the allocation of any income or other gains and losses of the Trust except for changes in its own fair market value.

(k)  For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

(l)   For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 41(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

(m) For the purpose of this Section, if this Plan is a Code Section 413(c) plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

(n)                                 (1)     If a Participant participates in more than one defined contribution plan maintained by the employer which have different Anniversary Dates, the maximum “annual additions” under this Plan shall equal the maximum “annual additions” for the “limitation year” minus any “annual additions” previously credited to such Participant’s Accounts during the “limitation year.”

(2)     If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, “annual additions” will be credited to the Participant’s accounts under the defined contribution plan subject to Code Section 412 prior to crediting “annual additions” to the Participant’s accounts under the defined contribution plan not subject to Code Section 412.

(3)     If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum “annual additions” under this Plan shall equal the product of (A) the maximum “annual additions” for the limitation year” minus any “annual additions” previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the “annual additions” which would be credited to such Participant’s accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such “annual additions” for all plans described in this subparagraph.

(o)  Effective only for Plan Years Commencing prior to January 1, 2000, if an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any “limitation year” may not exceed 1.0.

(1)     The defined benefit plan fraction for any “limitation year” is a fraction, the numerator of which is the sum of the Participant’s projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser or 125 percent  of the dollar limitation determined for the “limitation year” under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustment under Code Section 415(b).

(2)     Notwithstanding the above, if the Participant was a Participant as of the first day of the first “limitation year” beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator or this fraction will not be less than 125 percent of the sum of the annual benefits before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986.  The preceding sentence applies only if the defined plans individually and in the aggregate satisfied  the requirements of Code Section 415 for all “limitation years beginning before January 1, 1986

(3)     The defined contribution plan fraction for any “limitation year” is a fraction, the numerator of which is the sum of the annual additions to the Participant’s Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior “limitation years” (including the annual additions attributable to the Participant’s nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419 9(e), and individual medical accounts, as defined in Code Section 415(1)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior “Limitation years” of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer).  The maximum aggregate amount in any “limitation year” is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant’s Compensation for such year.

(4)     If the Employee was a Participant as of the end of the first day of the first “limitation year” beginning after December 31, 1986, in one or more defined contribution plans maintained by the employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan.  Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction.  The adjustment is calculated using the fractions as they would be computed as of the end of the last “limitation year” beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first “limitation year” beginning on or after January 1, 1987 shall not be computed to treat all Employee contributions as annual additions.

(5)     Notwithstanding the foregoing, for any “limitation year” in which the Plan is a Top Heavy Plan, 100 percent shall be substituted for 125 percent in Sections 4.9(1) and 4.9(m) unless the extra minimum allocation is being provided pursuant to Section 4.4. However, for any “limitation year” in which the Plan is a Super Top Heavy Plan, 100percent shall be substituted for 125 percent in any event.

(p)  Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

4.5                                 Diversification

(a)  Each “Qualified Participant” may elect within ninety (90) days after the close of each Plan Year during the “Qualified Election Period” to direct the Trustee in writing as to the investment of 25 percent of the total number of shares of Company Stock acquired by or contribute to the Plan that have ever been allocated to such “Qualified Participant’s” Company Stock Account (reduced by the number of shares of Company Stock previously invested pursuant to a prior election).  In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting “50 percent” for “25 percent”.  If the “Qualified Participant” elects to direct the Trustee as to the investment of his Company Stock Account, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies.  In lieu of directing the Trustee as to the investment of his Company Stock Account, the “Qualified Participant” may elect a distribution in cash or Company Stock of the portion of his Company Stock Account covered by the election within ninety (90) days after the last day of the period during with the election can be made.

Notwithstanding the above, if the fair market value (determined pursuant to Section 6.1 at the Plan valuation date immediately preceding the first day on which a “Qualified Participant” is eligible to make an election) of Company Stock acquired by or contributed to the Plan and allocated to a “Qualified Participant’s Company Stock Account is $500 or less, then such Company Stock shall not be subject to this paragraph.  For purposes of determining whether the fair market value exceeds $500, Company Stock held in accounts of all employee stock owner ship plans (as defined in Code Section 4975(e)(7)) and tax credit employee stock ownership plans (as defined in Code 409(a)) maintained by the Employer or any Affiliated Employer shall be considered as held by the Plan.

(b)  For the purposes of this Section the following definitions shall apply:

(1)     “Qualified Participant” means any Participant or Former Participant who has completed ten (10) Plan Years of Service as a Participant and has attained age 55.

(2)     “Qualified Election Period” means the six (6) Plan year period beginning with the first Plan Year in which the Participant first became a “Qualified Participant”.

ARTICLE V

FUNDING AND INVESTMENT POLICY

5.1                                 Investment Policy

(a)  The Plan is designed to invest primarily in Company Stock.

(b)  With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in other property described in the Trust or in life insurance policies to the extent permitted by subparagraph (c) below, or the Trustee may hold such funds in cash or cash equivalents.

(c)  With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in insurance policies on the life of any “keyman” Employee.  The proceeds of a “keyman” insurance policy may not be used for the repayment of any indebtedness owed by the Plan which is secured by Company Stock.  In the event any “keyman” insurance is purchased by the Trustee, the premiums paid thereon during any Plan Year, net of any policy dividends and increases in cash surrender values, shall be treated as the cost of Plan investment and any death benefit or cash surrender value received shall be treated as proceeds from an investment of the Plan.

(d)  The Plan may not obligate itself to acquire Company Stock under a put option binding upon the plan.  However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

(e)  All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof.  All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof.  The valuation rules set forth in Article VI shall be applicable.

5.2                                 Application of Cash

                   Employer contributions in cash and other cash received by the Trust Fund shall first be applied to pay any Current Obligations of the Trust Fund.

5.3                                 Transactions Involving Company Stock

(a)  No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code Section 1042 applied may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a):

(1)     during the “Nonallocation Period”, for the benefit of

(i)          any taxpayer who makes an election under Code Section 1042(a) with respect to Company Stock,

(ii)         any individual who is related to the taxpayer (within the meaning of Code Section 267(b)), or

(2)     for the benefit of any other person who owns (after application of Code Section 318(a) applied without regard to the employee trust exception in Code Section 3l8(a)(2)(B)(i)) more than 25 percent of

(i)          any class of outstanding stock of the Employer or Affiliated Employer which issued such Company Stock, or

(ii)         the total value of any class of outstanding stock of the Employer or Affiliated Employer.

(b)  Except, however, subparagraph (a)(1)(ii) above shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the “Nonallocation Period” does not exceed more than five (5) percent of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 is applied.

(c)  A person shall be treated as failing to meet the stock ownership limitation under paragraph (a)(2) above if such person fails such limitation:

(1)     at any time during the one (1) year period ending on the date of sale of Company Stock to the Plan, or

(2)     on the date as of which Company Stock is allocated to Participants in the Plan.

(d)  For purposes of this Section, “Nonallocation Period” means the period beginning on the date of the sale of the Company Stock and ending on the late of:

(1)     the data which is ten (10) years after the date of sale, or

(2)                                  the date of the Plan allocation attributable to the final payment of the Exempt Loan incurred in connection with such sale.

5.4           Loans to the Trust

(a)  The Plan may borrow money for any lawful purpose, provided the proceeds of an Exempt Loan are used within a reasonable time after receipt only for any or all of the following purposes:

(1)     To acquire Company Stock.

(2)     To repay such loan.

(3)     To repay a prior Exempt Loan.

(b)  All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans including but not limited to the following:

(1)     The loan must be at a reasonable rate of interest;

(2)     Any collateral to the creditor by the Plan shall consist only of the Company Stock purchased with the borrowed funds;

(3)     Under the terms of the loan, any pledge of Company Stock shall provide for the release of shares so pledged on a pro-rata basis pursuant to Section 4.3(f);

(4)     Under the terms of the loans, the creditor shall have no recourse against the Plan except with respect to such collateral, earnings attributable to such collateral, Employer contributions (other than contributions of Company Stock) that are made to meet Current Obligations and earnings attributable to such contributions;

(5)     The loan must be for a specific term and may not be payable at the demand of any person, except in the case of default;.

(6)     In the event of default upon an Exempt Loan, the value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of default. If the lender is a disqualified person, as Exempt Loan shall provide for a transfer of Trust Funds upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan;

(7)     Exempt Loan payments during a Plan Year must not exceed an amount equal to: (A) the sum, over all Plan Years, of all contributions and cash dividends paid by the Employer to the Plan with respect to such Exempt Loan and earnings on such Employer contributions and cash dividends and earnings until the Exempt Lean is repaid.

(c)  For purposes of this Section, the term “disqualified person” means a person who is a Fiduciary, a person providing services to the Plan, an Employer any of whose Employees are covered by the Plan, an employee organization any of whose member are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock or of the total value of all classes of the stock, or an officer, director, 10% or more shareholder, or a Highly Compensated  Employee.

ARTICLE VI

VALUATIONS

6.1                                 Valuation of the Trust Fund

                   The Administrator shall direct the Trustee, as of each Anniversary Date, and at such other date or dates deemed necessary by the Administrator, herein called “valuation date,” to determine the net worth of the assets comprising the Trust Fund as it exists on the “valuation date.”  In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the “valuation date” and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

6.2                                 Method of Valuation

                   Valuations must be made is good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a plan and a disqualified person, value must be determined as of the data of the transaction. For all other Plan purposes, value must be determined as of the most recent “valuation date” under the Plan. An independent appraisal will not in itself be a good faith determination of value in the case of a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes appraisals for such purposes and who is independent of any party to the transaction will be deemed to be a good faith determination for value. Company Stock not readily tradeable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(1). Notwithstanding anything in this Plan to the contrary, determination, of the fair market value of Company Stock will in all cases be made based on the opinion of an independent third-party appraiser experienced in valuing the securities of closely held companies for ESOP purposes as required by Code Section 401(a)(28)(C).

ARTICLE VII

DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1                                 Determination of Benefits Upon Retirement

                   Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date or Early Retirement Data.  However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.3, shall continue until his Late Retirement Date. Upon a Participant’s Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute all amounts credited to such Participant’s Account in accordance with Sections 7.5 and 7.6.

7.2                                 Determination of Benefits Upon Death

(a)  Upon the death of a participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant’s Combined Account shall become fully Vested. If elected, distribution of the Participant’s Combined Account shall commence not later than one (1) year after the close of the Plan Year in which such Participant’s death occurs. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute the value of the deceased Participant’s accounts to the Participant’s Beneficiary.

(b)  Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant’s Beneficiary.

(c)  Any security interest held by the Plan by reason of as outstanding loan to this Participant or Former Participant shall be taken into account in determining the amount of the death benefit.

(d)  The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator’s determination of death and of the right of any person to receive payment shall be conclusive.

(e)  The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant’s spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

(1)     the spouse has waived the right to be the Participant’s Beneficiary or

(2)     the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no “qualified domestic relations” as defined in Code Section 414(p) which provides otherwise), or

(3)     the Participant has no spouse, or

(4)     the spouse cannot be located.

In such event, the designation of a Beneficiary shall be made on a form satisfactory Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant’s spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant’s death, the death benefit shall be payable to his estate.

(f)   Any consent by the Participant’s spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a plan representative or a notary public. Further, the spouse’s consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

7.3                                 Disability Retirement Benefits.

                   No disability benefits, other than those payable upon termination of employment, are provided in this Plan.

7.4                                 Determination of Benefits Upon Termination

(a)  On or before the Anniversary Data coinciding with or subsequent to the termination, of a Participant’s employment for any reason other then death or retirement, the Administrator may direct the Trustee to segregate the amount of the Vested portion of such Terminated Participant’s Account and invest the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit, common or collective trust fund of a bank or a deferred annuity. In the event the Vested portion of a Participant’s Account is not segregated, the amount shall remain in a separate account for the Terminated participant and share in allocations pursuant to Section 4.3 until such time as a distribution is made to the Terminated Participant.

If a portion of a Participant’s Account is forfeited, Company Stock allocated to the Participant’s Company Stock Account must be forfeited only after the Participant’s Other Investments Account has bean depleted. If interest in more than one class of Company Stock has been allocated to a Participant’s Account, the Participant must be treated as forfeiting the same proportion of each such class.

In the event that the amount of Vested portion of the Terminated Participant’s Accounts equals or exceeds the fair market value of any insurance Contracts, the Trustee, when so directed by the Administrator and agreed to by the Terminated Participant, shall assign, transfer, and set over to such Terminated Participant all Contracts on his life in such form or with such endorsements so that the settlement options and forms of payment are consistent with the provisions of Section 7.5. In the event that the Terminated Participants Vested portion does not at least equal the fair market value of the Contracts, if any, the

Terminated Participant may pay over to the Trustee the sum needed to make the distribution equal to the value of the Contracts being assigned or transferred, or, the Trustee, pursuant to the Participant’s election, may borrow the cash value of the Contracts from the insurer so that the value of the Contracts is equal to the Vested portion of the Terminated Participant’s amount and then  assign the Contracts to the Terminated Participant.

Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant’s death, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant’s Account to be payable to such Terminated Participant as soon as administratively feasible after the Anniversary Date coinciding with or next following termination of employment. Distribution to a Participant shall not include any Company Stock acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which such loan is repaid in full. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

Effective for distributions on or after August 1, 1997, if the value of a Terminated Participant’s Vested benefit derived from Employer contributions does not exceed $5,000, the Administrator shall direct the Trustee to cause the entire Vested to benefit paid to such Participant in a single lump sum.

For purposes of this Section 7.4, if the value of a Terminated Participant’s Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit as of the date of his termination of Service with the Employer.

(b)  The Vested portion of any Participant’s Account shall be a percentage of the total amount credited to his Participant’s Account determined on the basis of the Participant’s number of Years of Service.

A Participant’s Vested percentage of the Employer Contribution made pursuant to Section 4.1(a) shall be determined according to the following schedule:

Vesting Schedule

Years of Service:	Percentage:
2	20%
3	40%
4	60%
5	80%
6	100%

(c)  Notwithstanding, the vesting schedule provided for in paragraph (b) above, for any Top Heavy Plan Year, the Vested portion of the Participant’s Account of any Participant who has an Hour of Service after the Plan becomes

Top Heavy shall be a percentage of the total amount credited to his Participant’s Account determined on the basis of the participant’s number of Years of Service according to the schedule described above, which meets the requirements for a Top Heavy Plan Year.

(d)  Notwithstanding the vesting schedule above, upon the complete a discontinuance of the Employer’s Contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

(e)  The computation of a Participant’s nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant’s election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

(1)   the adoption date of the amendment,

(2)   the effective date of the amendment, or

(3)   the date the Participant receives written notice of the amendment from the Employer or Administrator.

(f)                    (1)   If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

(2)   If any Former Participant shall be reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received, or was deemed to have received, a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) year after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such Former Participant. In, the event the Former Participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant’s Account must be restored in full, unadjusted by any gains or losses occurring subsequent to the Anniversary Date or other valuation date coinciding with or preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that is a discretionary contribution is made for such year pursuant to Section 4.1(c), such contribution shall first be applied to restore any such Accounts and remainder shall be allocated in accordance with Section 4.4

(3)   If any Former Participant is reemployed at a 1-Year Break Service has occurred, Yeas of Service shall include Years of Service prior to his 1-Year Break in Service subject to the following rules:

(i)          If a Former participant has a 1-Year Break in Service his pre-break and post-break service shall be used for computing Years of Service for eligibility and for vesting purposes only after he has been employed for one (1) Year of Service following the date of his reemployment with the Employer;

(ii)         Any Former Participant who under the Plan does not have a nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of (A) five (5) or (B) the aggregate number of his pre-break Years of Service;

(iii)        After five (5) consecutive 1-year Breaks in Service, a Former Participant’s Vested Account balance attributable to pre break service shall not be increased as a result of post-break service;

(iv)       If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes one (1) Year of Service for eligibility purposes following his reemployment with the Employer, he shall participate in the Plan retroactively from his date of reemployment;

(v)        If a Former Participant who has not had his Years of Service before a 1-Year Break in Service disregarded pursuant to (ii) above completes a Year of Service (a 1-Year Break in Service previously occurred, but employment had not terminated), he shall participate in the Plan retroactively from the first day of the Plan Year during which he completes one (1) Year of Service.

(h)  In determining Years of Service for purposes of vesting under the Plan, Years of Service prior to the vesting computation period in which an Employee attained his eighteenth birthday shall be excluded.

7.5                                 Distribution of Benefits

(a)  The Administrator, pursuant to the election of the Participant (or if no election has been made prior to the participant’s death, by his Beneficiary), shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

(1)     One lump-sum payment;

(2)     Payments over a period certain in monthly, quarterly, semiannual, or annual installments. The period over which such payment is to be made shall not extend beyond the earlier of the Participant’s life expectancy (or the life expectancy of the Participant and his designated Beneficiary) or the limited distribution period provided for in Section 7.5(b).

(b)  Unless the Participant elects in writing a longer distribution period, distributions to a Participant or his Beneficiary attributable to Company Stock shall be in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than five (5) years. In the case of a Participant with an account balance attributable to Company stock in excess of $780,000, the five (5) year period shall be extended one (1) additional year (but not more than five (5) additional years) for each $155,000 or fraction thereof by which such balance exceeds $780,000. The dollar limits herein shall be adjusted at the same time and in the same manner as provided in Code Section 415(d).

(c)  Effective far distributions after August 5, 1997, any distribution to a Participant who has a benefit which exceeds $5,000 shall require such Participant’s consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

(1)     The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.5(f).

(2)     Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the first day on which ail events have occurred which entitle the Participant to such benefit.

(3)     Written consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 9 days before the first day on which all events have occurred which entitle the Participant to such benefit.

(4)     No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

(d)  Notwithstanding anything herein to the contrary, the Administrator, in his sole discretion, may direct that cash dividends on shares of Company Stock allocable to Participants’ or Former Participants’ Company Stock Accounts be

distributed to such Participants or Former Participants within 90 days after the close of the Plan Year in which the dividends are paid.

(e)  Any part of a Participant’s benefit which is retained in the Plan after the Anniversary Date on which his participation ends will continue to be treated as a Company Stock Account or as an Other Investments Account (subject to Section 7.4(a)) as provided in Article IV.  However, neither account will be credited with any further Employer contributions or Forfeitures.

(f)   Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant’s benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

(1)     Effective January 1, 1997, a Participant’s benefits shall be distributed to him not later than April 1st of the calendar year following the later of (i) the calendar year in which the Participant attains age 70½ or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a  “five (5) percent owner”.

(2)     Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

(g)  Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant’s interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 7.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

However, the 5-year distribution, requirement of the preceding paragraph shall not apply to any portion of the deceased Participant’s interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion shall be distributed over a period not beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant’s spouse (determined as of the date of the Participant’s death) is his Beneficiary, the requirement that distributions commence within one year of a Participant’s death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70½.  If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

(h)  For purposes for this Section, the life expectancy of a Participant and a Participant’s spouse shall not be redetermined in accordance with Code Section 401(a)(9)(D).

(i)   Except as limited by Sections 7.5 and 7.6, whenever the Trustee is to make a distribution or to commence a series of payments on or as of an Anniversary Date, the distribution or series of payments may be made or begun on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

(1)     the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;

(2)     the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(3)     the date the Participant terminates his service with the Employer.

(j)   If a distribution is made at a time when a Participant is not fully Vested in his Participant’s Account (employment has not terminated) and the Participant may increase the Vested percentage in such account:

(1)     a separate account shall be established for the Participant’s interest in the Plan as of the time of the distribution; and

(2)     at any relevant time, the Participant’s Vested portion of the separate account shall be equal to an amount (“X”) determined by the formula:

X equals P (AB plus (R x D)) - (R x D)

For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

7.6                                 How Plan Benefit Will be Distributed

(a)  Distribution of a Participant’s benefit may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such benefit (other than Company stock previously diversified pursuant to Section 4.12(a)) shall be distributed only in the form of Company Stock. Prior to making a distribution of benefit, the Administrator shall advise the Participant or his Beneficiary, in writing, of the right to demand that benefits be distributed solely in Company Stock.

(b)  If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant’s benefit will be made entirely in whole shares or other units of Company Stock; Any balance in a Participant’s Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to Sections 7.5(i) and 7.5(f).

(c)  The Trustee will make distribution from the Trust only on instructions from the Administrator.

(d)  Notwithstanding anything contained herein to the contrary, if the Employer’s charter or by-laws restrict ownership of substantially all shares of Company Stock to Employer and the Trust Fund, as described in Code Section 409(h)(2), the Administrator shall distribute a Participant’s Combined Account entirely in cash without granting the Participant the right to demand distribution in shares of Company Stock.

(e)  Except as otherwise provided herein, Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of his Company Stock to the Employer before offering to sell his Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.

(f)   If Company Stock acquired with the proceeds of an Exempt Loan (described in Section 5.4 hereof) is available for distribution and consists of more than one class, a Participant or his Beneficiary must receive substantially the same proportion of each such class.

7.7                                 Distribution for Minor Beneficiary

                   In the event a distribution is to made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

7.8                                 Location of Participant or Beneficiary Unknown

                   In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at time a distribution would be otherwise payable, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, rerun receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

7.9                                 Rights of First Refusal

(a)  If any Participant, his Beneficiary or any other person to whom shares of Company Stock are distributed from the Plan (the “Selling Participant”) shall, at any time, desire to sell scene or all of such shares (the “Offered Shares”) to a third party (the “Third Party”), the Selling Participant shall give written notice of such desire to the Employer and the Administrator, which notice shall contain the number of shares offered for sale, the proposed terms of the sale and the names and addresses of both the Selling Participant and Third Party. Both the Trust Fund and the Employer shall each have the right of first refusal for a period of fourteen (14) days from the date the Selling Participant gives such written notice to the Employer and the Administrator (such fourteen (14) day period to run concurrently against the Trust Fund and the Employer) to acquire the Offered Shares. As between the Trust Fund and the Employer, the Trust Fund shall have priority to acquire the shares pursuant to the right of first refusal. The selling price and terms shall be the same as offered by the Third Party.

(b)  If the Trust Fund and the Employer do not exercise their right of first refusal within the required fourteen (14) day period provided above, the Selling Participant shall have the right, at any time following the expiration of such fourteen (14) day period, to dispose of the Offered Shares to the Third Party; provided, however, that (i) no disposition shall be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant above, and (ii) if such disposition shall not be made to a third party on the terms offered to the Employer and the Trust Fund, the offered Shares shall again be subject to the right of first refusal set forth above.

(c)  The closing pursuant to the exercise of the right of first refusal under Section 7.9(a) above shall take place at such place agreed upon between the Administrator and the Selling Participant, but not later than ten (10) days after the Employer, or the Trust Fund shall be notified the Selling Participant of the exercise of the right of first refusal. At such closing, the Selling Participant shall deliver certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached, or provided for, and the Employer or the Trust Fund shall deliver the purchase Selling Participant.

(d)  Except as provided in this paragraph (d), no Company Stock acquired with the proceeds of an Exempt Loan complying with the requirements of Section 5.4 hereof shall be subject to a right of first refusal. Company Stock acquired with the proceeds of an Exempt Loan, which is distributed to a Participant or Beneficiary, shall be subject to the right of first refusal provided for in paragraph (a) of this Section only so long as the Company Stock is not publicly traded. The term “publicly traded” refers to a securities exchange registered under Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f) or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act (15 U.S.C. 780). In addition, in the case of Company Stock which was acquired with proceeds of a loan described in Section 5.4, the selling price and other terms under the right must not be less favorable to the seller than the greater of the value of the security determined under Section 6.2, or the purchase price and other terms offered by a buyer (other than the Employer or the Trust fund), making a good faith offer to purchase the security. The right of first refusal must lapse no later than fourteen (14) days after the security holder gives notice to the holder of the right that an offer by a third party to purchase the security has been made. The right of first refusal shall comply with the provisions of paragraphs (a), (b) and (c) of this Section, except to the extent those provisions may conflict with the provisions of this paragraph.

7.10                           Stock Certificate Legend

                   Certificates for shares distributed pursuant to the Plan shall contain the following legend:

                   “The shares represented by this certificate are transferable only upon compliance with the terms of CALIFORNIA INDEPENDENT BANCORP EMPLOYEE STOCK OWNERSHIP PLAN effective as of January 1, 1989, which grants to California Independent Bancorp a right of first refusal, a copy of said Plan being on file in the office of the Company.”

7.11                           Nonterminable Protections and Rights

                   No Company Stock, except as specifically described in this Plan, may be subject to a put, call, or other option, or buy-sell or similar anent when held by and when distributed from the Trust Fund, whether or not the Plan is then an ESOP. The protections and rights granted in this Section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of a loan described in Section 5.4 hereof is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to termination of said protections and rights.

7.12                           Qualified Domestic Relations Order Distributions

                   All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any “alternate payee” under a “qualified domestic relations order.” Furthermore, a distribution to an “alternate payee” shall be permitted if such distribution is authorized by a “qualified domestic relations off,” even if the affected Participant has not separated from service and has rot reached the “earliest retirement age” under the Plan. For the purposes of this Section, “alternate payee,” “qualified domestic relations order” and “earliest retirement age” shall have the meaning set forth under Code Section 414(p).

7.13                           Put Option

(a)  The Employee will issue a put option on all Financed Shares and all other shares of Company Stock acquired by the Trust after December 31, 1986 (regardless of how such shares were acquired).

(b)  The Put Option will allow the Participant to deliver a written notice of exercise on a form provided by the Committee requiring the Employer to repurchase (or commence repurchasing) distributed shares during either of two option periods.

(c)  The first put option period is the period of sixty (60) days commencing on the day following the date of distribution.

(d)  If the put option is not exercised during the initial put option period, then the second option period will be the sixty (60) day period beginning after the determination of the fair market value of Financed Shares (and notice to the Participant or Beneficiary) in the following Plan Year.

(e)  The price of shares purchased unto this put option will be that determined by an independent appraiser experienced in the valuation of businesses for ESOP purposes which determination shall conform in all respects to the requirements of Code Section 401(a)(28).

(f)   The Trustee may be given the opportunity to purchase shares tendered to the Employer under the put option.

(g)  In general, payment for shares purchased as a result of the exercise of the put option shall be made in substantially equal installments payable no less frequently than annually over a period not exceeding five (5) years.

(h)  Installment repurchases under this put option shall begin no later than thirty (30) days after the put option is exercised, shall be adequately secured, and shall bear it payable at a reasonable rate art any unpaid principal balance.

(i)   The put option periods described in this Section will be extended by any period during which the Company is prohibited from honoring the option by applicable Federal or State Law.

(j)   Shares of Company Stock which are distributed by the Trustee which are neither Financed Shares nor shares acquired after December 31, 1986, may, but need not, be accompanied by a put option identical to the option described in this Section 7.13).

(k)  These provisions relating to the put option on shares distributed by the Trust shall be nonterminable and shall therefore continue to be applicable even if the Plan ceases to be an employee stock ownership plan under Section 4975(e)(7) of the Code or if the ESOP Loan is repaid.

(l)   In the case of a plan established and maintained by a bank (as defined in Section 581 of the code) which is prohibited by law from redeeming or purchasing its own securities, the requirements of this Section 7.13 shall not apply if the Plan provides that Participants entitled to a distribution from the Plan shall have a right to receive a distribution in cash.

ARTICLE VIII

TRUSTEE

8.1                                 Basic Responsibilities of the Trustee

                   The Trustee shall have the following categories of responsibilities:

(a)  Consistent with the “funding policy and method” determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of an Investment Manager if the Trustee should appoint such manager as to all or a portion of the assets of the Plan;

(b)  At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participant, or, in the event of their death, to their Beneficiaries;

(c)  To maintain records of receipts an disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report per Section 8.8; and

(d)  If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

8.2                                 Investment Powers and Duties of the Trustee

(a)  The Trustee shall invest and reinvest the Trust fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real, or personal, wherever situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, theTrustee shall not be restricted to securities or other property of the character expressly authorized by the applicable laws for trust investments; limitations imposed by the Code or the Act so that at all times the Plan may qualify as an Employee Stock Ownership Plan and Trust,

(b)  The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

(c)  In the event the Trustee invests any part of the Trust Fund, pursuant to the directions of the Administrator, in any shares of stock issued by the Trustee to dispose of such investment, or any part thereof, under circumstances which in the opinion of counsel for the Trustee, require registration of the securities under the Securities Act of 933 and/or qualification of the securities under the Blue Sky laws of any state or states, then the Employer at its own expense, will take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration and/or qualification.

(d)  The Trustee, at the direction of the Administrator, shall ratably apply for, own, and pay premiums on Contracts on the lives of the Participants. If a life insurance policy is to be purchased for a Participant, the aggregate premium for ordinary life insurance for each Participant must be less than 50% of the aggregate of the contributions and Forfeitures to the credit of the Participant at any particular time. If term insurance is purchased with such contributions, the aggregate premium must be less than 25% of the aggregate contributions and Forfeitures allocated to a Participant’s Account. If both term insurance and ordinary life insurance are purchased with such contributions, the amount expended for term insurance plus one-half of the premium for ordinary life insurance may not in the aggregate exceed 25% of the aggregate contributions and Forfeitures allocated to a Participant’s Account. The trustee must convert the entire value of the life insurance contracts at or before retirement into cash or provide for a periodic income so that no portion of such value may be used to continue life insurance protection beyond retirement, or distribute the Contracts to the Participant. In the event of any conflict between the terms of this Plan and the terms of any insurance Contract purchased hereunder, the Plan provisions shall control.

8.3                                 Other Powers of the Trustee

                   The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee’s sole discretion:

(a)  To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

(b)  To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or, other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

(c)  To vote upon any stock, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stock, bonds, securities, or other property;

(d)  To cause any securities or other property to be registered in the Trustee’s own name or in the name of one or more of the Trustee’s nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

(e)  To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or, propriety of any borrowing;

(f)   To keep such portion of the Trust Fund, in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(g)  To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(h)  To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(i)   To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing, to or from the Plan, to commence or defend suits or legal or Administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

(j)   To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

(k)  To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts as and when entitled to do so under the provisions thereof;

(l)   To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee’s bank;

(m) To invest in Treasury Bills and other forms of United States government obligations;

(n)  To invest in shares of investment companies registered under the Investment Company Act of 1940;

(o)  To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

(p)  To vote Company Stock as provided in Section 8.4;

(q)  To consent to or otherwise participate in reorganizations, consolidations, mergers and similar transactions with, respect to Company Stock or any other securities and to pay any assessments or charges in connection therewith;

(r)   To deposit such Company Stock (but only if such deposit does not violate the provisions of Section 8.4 hereof) or other securities in any voting trust, or trustee or with depositories designated thereby;

(s)  To sell or excise any options, subscription rights and conversion privileges and to make any payments in incidental thereto;

(t)   To exercise any of the powers of an owner, with respect to such Company Stock and other securities or other property comprising the Trust Fund. The Administrator, with the Trustee’s Approval, may authorize the Trustee to act on any administrative matter or class of matters with respect to which direction or instruction to the Trustee by the Administrator is called for hereunder without specific direction or other instruction from the Administrator;

(u)  To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm for the New York Stock Exchange;

(v)  To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

8.4                                 Voting Company Staff

                   The Trustee shall vote all Company Stock held by it as part of the Plan assets.  Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation on the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. The Trustee shall not vote Company Stock which a Participant or Beneficiary fails to exercise pursuant to this Section.

                   Notwithstanding the foregoing, if the Employer has a registration-type class of securities or, with respect to Company Stock acquired by, or transferred to, the Plan in connection with a securities acquisition loan (as defined in Code Section 133(b)) after July 10, 1989, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. If the Employer does not have a registration-type class of securities, with respect to Company Stock other then Company Stock acquired by, or transferred to, the Plan in connection with a securities acquisition loan (as defined in Code 133(b)) after July 10, 1989, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company Stock Account of such Participant of Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger, or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as prescribed in Regulations. For purposes of this Section the term “registration-type class of securities” means: (A) a class of securities required to be registered under Section 12 of the Securities Exchange Act 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

                   If the Employer does not have a registration-type class of securities and the by-laws of the Employer require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

8.5                                 Duties of the Trustee Regarding Payments

(a)  The Trustee shall make distributions from the Trust Fund at such times and in such numbers of shares or other units of Company Stock and amounts of cash to or for the benefit for the person entitled thereto under the Plan as the Administrator directs in writing.  Any undistributed part of a Participant’s interest in his accounts shall be retained in the Trust Fund until the Administrator directs its distribution.  Where distribution is directed in Company Stock, the Trustee shall cause an appropriate certificate to be issued to the person entitled thereto and mailed to the address furnished it by the Administrator. Any portion of a Participant’s Account to be distributed in cash shall be paid by the Trustee mailing its check to the same person at the same address. If a dispute arises as to who is entitled to or should receive any benefit or payment, the Trustee may withhold or cause to be withheld such payment until the dispute has been resolved.

(b)  As directed by the Administrator, the Trustee shall make payments out of the Trust Fund. Such directions or instructions need rot specify the purpose of the payments so directed and the Trustee shall not be responsible in any way respecting the purpose or propriety of such payments except as mandated by the Act,

(c)  In the event that any distribution or payment directed by the Administrator shall be mailed by the Trustee to the person specified in such direction at the latest address of such person filed with the administrator and shall be returned to the Trustee because such person cannot be located at such address, the Trustee shall promptly notify the Administrator of such return. Upon the expiration of sixty (60) days after such notification, such direction shall become void and unless and until a further direction by the Administrator is received by the Trustee with respect to such distribution or payment, the Trustee shall thereafter continue to administer the Trust as if such direction had not been made by the Administrator. The Trustee shall not be obligated to search for or ascertain the whereabouts of any such person.

8.6                                 Trustee's Compensation and Expenses and Taxes

                   The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

8.7                                 Annual Report of the Trustee

                   Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer’s Contributions for each Plan Year, the Trustee shall furnish to the Employer and Administrator a written-statement of account with respect to the Plan Year for which such contribution was made setting forth:

(a)  the net income, or loss, of the Trust Fund;

(b)  the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

(c)  the increase, or decrease, in the value of the Trust Fund;

(d)  all payments and distributions made from the Trust Fund; and

(e)  such further information as the Trustee and/or Administrator deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed as approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all parsons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

8.8                                 Audit

(a)  If an audit of the Plan’s records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close for the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether any statements, schedules or lists that are required by Act Section 103 or the Secretary of Labor to be filed with the Plan’s annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently. All auditing and accounting fees shall be an expense of any may, at the election of the Administrator, be paid from the Trust Fund.

(b)  If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days may be prescribed under regulations of the Secretary of Labor.

8.9                                 Resignation, Removal and Succession of Trustee

(a)  The Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, written notice of his resignation.

(b)  The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date, a written notice of his removal:

(c)  Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer, and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall without further act, become vested with all estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is, appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

(d)  The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee.  In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretion, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

(e)  Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 8.8 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 8.8 for the approval by the Employer of annual statements of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 8.7 shall have the same effect upon the statement as the Employer’s approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 8.7 and this subparagraph.

8.10                           Transfer of Interest

                   Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the vested interest, if any, of such participant in his account to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant’s new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided the transfer to be made.

8.11                           Direct Rollover

(a)  Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)  For purposes of this. Section the following definitions shall apply:

(1)     Effective January 1, 1999, an eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy of the distributee or the joint lives (or joint life expectancy) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any hardship distribution described in Section 40l(k)(2)(B)(i)(IV) of the Code.

(2)     An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(3)     A distributee includes an Employee or former Employee.  In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

(4)     A direct rollover is a payment by, the Plan to the eligible retirement plan specified by the distributes.

ARTICLE IX

AMENDMENT, TERMINATION AND MERGERS

9.1                                 Amendment

(a)  The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section.  However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator may only be made with the Trustee’s and Administrator’s written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained affects the duties of the Trustee hereunder.

(b)  No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purposes other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

(c)  Except as permitted by Regulations, no plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any “Section 411(d)(6) protected benefit” or adds or modifies conditions relating to “Section 41l(d)(6) protected benefits” the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment.  “Section 411(d)(6) protected benefits” are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms for benefit.

In addition, no such amendment shall be the effect of terminating the protections and rights set forth in Section 7.11, unless such termination shall then be permitted under the applicable provisions of the Code and Regulations; such a termination is currently expressly prohibited by Regulation 54.4975-11(a)(3)(ii).

9.2                                 Termination

(a)  The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee, and Administrator written notice of such termination. Upon any full or partial termination, all amounts, credited to the affected Participants’ Accounts shall become 100% Vested as provided in Section 7.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

(b)  Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent- with and satisfies the provisions of Sections 7.5 and 7.6.  Except as permitted by Regulation, the termination of the Plan shall not result in the reduction for “Section 411(d)(6) protected benefits” in accordance with Section 9.1(c).

9.3                                 Merger or Consolidation

                   This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger, or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any “Section 411(d)(6) protected benefits” in accordance with Section 9.1(c).

ARTICLE X

MISCELLANEOUS

10.1                           Participants’ Rights

                   This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

10.2                           Alienation

(a)  Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements; or torts or any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

(b)  This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, as a result of a loan from the Plan.  At the time a distribution is to be made to or for a Participant’s or Beneficiary’s benefit, such proportion of the amount distributed as shall equal such loan indebtedness.  Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such loan indebtedness is to be so paid in whole or part from his Participant’s Combined Account.  If the Participant or Beneficiary does not agree that the loan indebtedness is a valid claim against his Vested Participant’s Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.12 and 2.13.

(c)  This provisions shall not apply to a” qualified domestic relations order” defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a “qualified domestic relations order,” a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

10.3                           Construction of Plan

                   This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of California, other than its laws respecting choice of law, to the extent not preempted by the Act.

10.4                           Gender and Number

                   Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

10.5                           Legal Action

                   In the event any claim suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney’s fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

10.6                           Prohibition Against Diversion of Funds

(a)  Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants Retired Participants, or their Beneficiaries.

(b)  In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time for payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

10.7                           Bonding

                   Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during .the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason for acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and) may, at the election for the Administrator, be paid from the Trust Fund or by the Employer.

10.8                           Receipt and Release for Payments

                   Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

10.9                           Action by the Employer

                   Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

10.10                     Named Fiduciaries and Allocation of Responsibility

                   The “named Fiduciaries” of this Plan are (1) the Employer, (2) the Administrator and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan’s “funding policy and method”; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action.  It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the “named fiduciaries” shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

10.11                     Headings

                   The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof

10.12                   Approval by Internal Revenue Service

(a)  Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon, the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer’s return for the taxable years in which the Plan was adopted, or such later data as the Secretary of the Treasury may prescribe.

(b)  Notwithstanding any provisions to the contrary, except Sections 3.6, 3.7, and 4.1(e), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned thereto must reduce the amount so returned.

10.13                   Uniformity

                   All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

10.14                   Securities and Exchange Commission Approval

                   The Employer may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.

IN WITNESS WHEREOF, this plan has been executed the day and year first above written.

California Independent Bancorp:

	By:	/s/ [ILLEGIBLE]
President

:	By:	/s/ [ILLEGIBLE]
Secretary

Trustee:

By:	/s/ [ILLEGIBLE]
Trustee

By:	/s/ [ILLEGIBLE]
Trustee

By:	/s/ [ILLEGIBLE]
Trustee

Feather River State Bank hereby adopts the California Independent Bancorp Employee Stock Ownership Plan (Amendment and Restatement) effective as of January 1, 2001 as an Affiliated Employer.

Dated this 18th day of December, 2001.

Feather River State Bank:

By:	/s/ [ILLEGIBLE]
President

By:	/s/ [ILLEGIBLE]
Secretary